Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FULL YEAR 2022 RESULTS

FY Net Income Increased 47% - Strong Outlook for 2023

Newport Beach, CA – March 13, 2023 – American Vanguard Corporation (NYSE: AVD) today announced financial results for the full year ended December 31, 2022.

Fiscal 2022 Full Year Financial Highlights – versus Fiscal 2021 Full Year:

•	Net sales were $610 million in 2022, compared to $558 million in 2021 (up 9%)

•	Net income was $ 27.4 million in 2022, compared to $18.6 million in 2021 (up 47%)

•	Earnings per diluted share of $0.92 in 2022, compared to $0.61 in 2021 (up 51%)

•	Adjusted EBITDA[1] of $73.1 million in 2022, compared to $63.5 million in 2021 (up 15%)

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “Our full-year performance in 2022 exceeded that of 2021 in virtually every financial metric with net sales up 9% and net income up 47%. With high commodity prices and a strong farm economy, our U.S. Crop business recorded increased sales of our products in corn, soybeans, cotton, potatoes, and many fruits and vegetables. Our Non-Crop business experienced flat overall sales, in spite of a 30% drop in the domestic consumer product market. Further, our international business grew by 13% year-over-year, with increased sales of soil fumigants in Mexico and Australia, a milestone $100 million net sales record in Central America and expansion of our Green Solutions business into key markets. With demand for many of the high margin products that we produce in-house, we experienced greater efficiency within our manufacturing operations. At the same time, we strengthened our balance sheet through prudent allocation of capital, generation of cash and reduction of debt.”

Mr. Wintemute continued: “Looking forward, we are well positioned in both domestic and international markets for 2023, during which we are targeting increased net sales, and consistent gross profit and operating expense performance when compared to sales. During 2023, we are forecasting higher interest rates (due to the FOMC’s regular increases in the interest rate) and consequently higher expense. At the bottom line, we expect to see a solid increase in both net income, earnings per share, and adjusted EBITDA. During 2023, we will continue to develop our key strategic growth initiatives in innovative Core products, Green Solutions and SIMPAS/Ultimus technologies.”

2023 Performance Targets

	Range	Growth v. 2022
Net Sales	$655M-$685M	8-12%
Gross Margin %	38-41%	Similar
OPEX as % Sales	31-33%	Similar
Adjusted EBITDA	$86M-$91M	18-25%
Net Income	$34M-$37M	22-34%

Mr. Wintemute concluded: “During 2022 we have repurchased 1.7 million shares of the Company’s stock, representing approximately 5.5% of the outstanding shares. Furthermore, the board has authorized management to repurchase additional shares up to a total of $15 million dollars during 2023. Additionally, during 2022 we increased dividends per share by 31% reflecting our very strong financial performance. We look forward to giving you a more detailed presentation during our upcoming earnings call.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele, COO, David T. Johnson, CFO, Scott Hendrix, U.S. Crop SVP and Jim Thompson, Leader of the Green Solutions Initiative, will conduct a conference call focusing on the financial results and strategic themes…at 4:30 pm ET on March 13, 2023. Interested parties may participate in the call by dialing 201-493-6744. Please call in 10 minutes before the scheduled start time and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	the Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2022 and 2021

(In thousands, except share data)

(Unaudited)

	2022	2021
Assets
Current assets:
Cash and cash equivalents	$20,328	$16,285
Receivables:
Trade, net of allowance for doubtful accounts of $5,136 and $3,938, respectively	156,492	149,326
Other	9,816	9,595

Total receivables, net	166,308	158,921

Inventories, net	184,190	154,306
Prepaid expenses	15,850	12,488
Income taxes receivable	1,891	—

Total current assets	388,567	342,000
Property, plant and equipment, net	70,912	66,111
Operating lease right-of-use assets	24,250	25,386
Intangible assets, net of amortization	184,664	197,841
Goodwill	47,010	46,260
Other assets	10,769	16,292
Deferred income tax assets, net	141	270

Total assets	$726,313	$694,160

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of other liabilities	$—	$802
Accounts payable	69,000	67,140
Customer prepayments	110,597	63,064
Accrued program costs	60,743	63,245
Accrued expenses and other payables	20,982	20,745
Income taxes payable	—	3,006
Operating lease liabilities, current	5,279	5,059

Total current liabilities	266,601	223,061
Long-term debt, net of deferred loan fees	51,477	52,240
Other liabilities, excluding current installments	4,167	5,335
Operating lease liabilities, long-term	19,492	20,780
Deferred income tax liabilities, net	14,597	20,006

Total liabilities	356,334	321,422

Commitments and contingent liabilities (Notes 5 and 11)
Stockholders’ equity:
Preferred stock, $0.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $0.10 par value per share; authorized 40,000,000 shares; issued 34,446,194 shares in 2022 and 34,248,218 shares in 2021	3,444	3,426
Additional paid-in capital	105,634	101,450
Accumulated other comprehensive loss	(12,182)	(13,784)
Retained earnings	328,745	304,385

	425,641	395,477
Less treasury stock at cost, 5,029,892 shares in 2022 and 3,361,040 in 2021	(55,662)	(22,739)

Total stockholders’ equity	369,979	372,738

Total liabilities and stockholders’ equity	$726,313	$694,160

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2022, 2021 and 2020

(In thousands, except per share data)

(Unaudited)

	2022	2021	2020
Net sales	$609,615	$557,676	$458,704
Cost of sales	(368,263)	(343,629)	(286,114)

Gross profit	241,352	214,047	172,590
Operating expenses	(200,701)	(183,272)	(154,339)
Bargain purchase gain on business acquisition	—	171	4,657

Operating income	40,651	30,946	22,908
Change in fair value of equity investments, net	(732)	(790)	717
Other income	—	672	—
Interest expense, net	(3,954)	(3,687)	(5,178)

Income before provision for income taxes and loss on equity method investment	35,965	27,141	18,447
Provision for income taxes	(8,561)	(8,166)	(3,080)

Income before loss on equity method investment	27,404	18,975	15,367
Loss from equity method investment	—	(388)	(125)

Net income	$27,404	$18,587	$15,242

Earnings per common share—basic	$0.94	$0.62	$0.52

Earnings per common share—assuming dilution	$0.92	$0.61	$0.51

Weighted average shares outstanding—basic	29,234	29,811	29,450

Weighted average shares outstanding—assuming dilution	29,872	30,410	29,993

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

For the years and quarters ended December 31, 2022 and 2021

(Unaudited)

	For the quarters ended December 31,		For the years ended December 31,
	2022	2021	2022	2021
Net sales:
U.S. crop	$68,121	$79,580	$288,624	$263,632
U.S. non-crop	23,061	18,042	76,709	78,605

Total U.S.	91,182	97,622	365,333	342,237
International	68,797	61,991	244,282	215,439

Total net sales	$159,979	$159,613	$609,615	$557,676

Gross profit:
U.S. crop	$27,910	$31,255	$132,509	$109,568
U.S. non-crop	10,431	9,396	35,257	37,443

Total U.S.	38,341	40,651	167,766	147,011
International	20,655	19,062	73,586	67,036

Total gross profit	$58,996	$59,713	$241,352	$214,047

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2022, 2021 and 2020

(In thousands)

(Unaudited)

	2022	2021	2020
Cash flows from operating activities:
Net income	$27,404	$18,587	$15,242
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	22,138	22,229	19,902
Loss on disposal of property, plant and equipment	268	194	119
Amortization of other long-term assets	3,573	3,943	3,947
Amortization and accretion of deferred loan fees and discounted liabilities	289	359	309
Provision for bad debts	1,171	649	1,002
Provision for inventory obsolescence	340	1,034	738
Loan principal and interest forgiveness	—	(672)	—
Fair value adjustment of contingent consideration	610	758	250
Decrease in environmental liability	—	(167)	(1,155)
Stock-based compensation	5,684	6,880	6,561
(Decrease) increase in deferred income taxes	(5,278)	(2,090)	969
Changes in liabilities for uncertain tax positions or unrecognized tax benefits	(1,441)	(1,783)	(2,092)
Change in equity investment fair value	732	790	(717)
Loss from equity method investment	—	388	125
Bargain purchase gain	—	(171)	(4,657)
Net foreign currency adjustment	(29)	(225)	126
Changes in assets and liabilities associated with operations, net of business combinations:
(Increase) decrease in net receivables	(6,447)	(24,347)	15,407
(Increase) decrease in inventories	(29,560)	8,323	6,683
(Increase) decrease in income tax receivable, net	(4,910)	6,051	(287)
(Increase) decrease in prepaid expenses and other assets	(3,082)	(4,581)	140
Increase in net operating lease liability	68	286	18
Increase (decrease) in accounts payable	1,704	8,783	(8,199)
Increase in deferred revenue	47,551	19,280	36,803
(Decrease) increase in accrued program costs	(2,449)	17,877	(2,517)
Increase in other payables and accrued expenses	90	3,986	1,607
Payment of contingent consideration	(1,321)	—	—

Net cash provided by operating activities	57,105	86,361	90,324

Cash flows from investing activities:
Capital expenditures	(13,261)	(9,518)	(11,249)
Proceeds from disposal of property, plant and equipment	84	—	—
Acquisitions of businesses and product lines	—	(10,000)	(19,342)
Intangible assets	(1,293)	(524)	(4,014)
Investment	—	—	(1,190)

Net cash used in investing activities	(14,470)	(20,042)	(35,795)

Cash flows from financing activities:
Payments under line of credit agreement	(254,000)	(186,569)	(168,400)
Borrowings under line of credit agreement	253,000	131,000	126,776
Payment of contingent consideration	(68)	(1,301)	(1,227)
Net receipt from the issuance of common stock under ESPP	837	743	721
Net receipt from the exercise of stock options	827	172	1,603
Net payment from common stock purchased for tax withholding	(2,067)	(2,955)	(2,745)
Repurchase of common stock	(34,002)	(4,579)	—
Payment of cash dividends	(2,787)	(2,382)	(1,168)

Net cash used in financing activities	(38,260)	(65,871)	(44,440)

Net increase in cash and cash equivalents	4,375	448	10,089
Effect of exchange rate changes on cash and cash equivalents	(332)	(86)	(747)
Cash and cash equivalents at beginning of year	16,285	15,923	6,581

Cash and cash equivalents at end of year	$20,328	$16,285	$15,923

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO EBITDA

For the years and quarters ended December 31, 2022 and 2021

(Unaudited)

	For the years ended December 31,
	2022	2021
Net income	$27,404	$18,587
Provision for income taxes	8,561	8,166
Interest expense, net	3,954	3,687
Proxy costs	1,785	—
Depreciation and amortization	25,711	26,172
Stock compensation expense	5,684	6,880

Adjusted EBITDA[1]	$73,099	$63,492

	For the quarters ended December 31,
	2022	2021
Net income	$3,898	$4,874
Provision for income taxes	(1,626)	2,842
Interest expense, net	1,698	766
Depreciation and amortization	6,406	6,146
Stock compensation expense	1,288	1,571

Adjusted EBITDA[1]	$11,664	$16,199

[1]

Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income , operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.